UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2011

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-674-4400

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 23, 2011, Agenus Inc. (the "Company") entered into a Ninth Amendment of Rights Agreement (the "Amendment") with Ingalls & Snyder Value Partners L.P. as the majority holder of the Company's Senior Secured Convertible Notes issued on October 30, 2006 (the "2006 Notes"). The Amendment extends the maturity date of the notes to August 31, 2014 and waives the rights of the note holders to convert the 2006 Notes into the Company's common stock. The Amendment also removes substantially all restrictions on the Company incurring indebtedness subordinate to the 2006 Notes and substantially all restrictions to issue its common stock. Agenus has agreed to waive its right to prepay these notes in the event that its shares trade at a weighted average price over $7.00 for a 30-day period.

     The full text of the press release issued in connection with the Amendment is being filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC. (Registrant)
February 24, 2011 (Date)	/s/ SHALINI SHARP Shalini Sharp Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated February 24, 2011